UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CBL & Associates Properties, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	62-1545718
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CBL Center

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421

(Address of principal executive offices) (zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
Depository Shares, each representing a 1/10th fractional Interest of a share of 6.625% Series E Cumulative Redeemable Preferred Stock, $.01 par value	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182515

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Registrant’s 6.625% Series E Cumulative Redeemable Preferred Stock, $.01 par value, and Depositary Shares, under the caption “Description of Series E Preferred Stock and Depositary Shares” in the Registrant’s Prospectus Supplement (i) as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 1, 2012, and (ii) relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-182515), is incorporated herein by reference.

ITEM 2.	EXHIBITS.

Exhibit No.	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant, as amended through May 2, 2011 (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on May 4, 2011).

2.	Amended and Restated By laws of the Registrant, as amended through May 2, 2011 (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on May 4, 2011).

3.	Certificate of Designations, dated June 25, 1998, related to the 9.0% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).

4.	Certificate of Designations, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).

5.	Certificate of Designations, dated June 11, 2002, relating to the 8.75% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-K, as filed with the Commission on June 17, 2002).

6.	Certificate of Designations, dated August 13, 2003, relating to the 7.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on August 21, 2003).

7.	Certificate of Correction of the Certificate of Designations for the Series C Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

8.	Certificate of Designations, dated December 10, 2004, relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

9.	Amended and Restated Certificate of Designations, dated February 25, 2010, relating to the 7.353% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on March 1, 2010).

10.	Second Amended and Restated Certificate of Designations, dated October 14, 2010, relating to the 7.353% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on October 18, 2010).

11.	Form of Deposit Agreement relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

12.	Form of Certificate for 7.375% Series D Cumulative Redeemable Preferred Shares (incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

13.	Form of Registrant’s depositary receipt evidencing depositary shares each representing a 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

14.	Certificate of Designations, dated October 1, 2012, relating to the 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

15.	Form of Deposit Agreement relating to the 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

16.	Form of Certificate for 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

17.

Form of Registrant’s depositary receipt evidencing depositary shares each representing a 1/10th of a share of 6.625% Series E Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement herewith as Exhibit 15).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President – Chief Financial Officer and Treasurer

October 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant, as amended through May 2, 2011 (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on May 4, 2011).

2.	Amended and Restated By laws of the Registrant, as amended through May 2, 2011 (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on May 4, 2011).

3.	Certificate of Designations, dated June 25, 1998, related to the 9.0% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).

4.	Certificate of Designations, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).

5.	Certificate of Designations, dated June 11, 2002, relating to the 8.75% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-K, as filed with the Commission on June 17, 2002).

6.	Certificate of Designations, dated August 13, 2003, relating to the 7.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on August 21, 2003).

7.	Certificate of Correction of the Certificate of Designations for the Series C Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

8.	Certificate of Designations, dated December 10, 2004, relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

9.	Amended and Restated Certificate of Designations, dated February 25, 2010, relating to the 7.353% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on March 1, 2010).

10.	Second Amended and Restated Certificate of Designations, dated October 14, 2010, relating to the 7.353% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Form 8-K, as filed with the Commission on October 18, 2010).

11.	Form of Deposit Agreement relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

12.	Form of Certificate for 7.375% Series D Cumulative Redeemable Preferred Shares (incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

13.	Form of Registrant’s depositary receipt evidencing depositary shares each representing a 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement incorporated by reference to the Registration Statement on Form 8-A, as filed with the Commission on December 10, 2004).

14.	Certificate of Designations, dated October 1, 2012, relating to the 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

15.	Form of Deposit Agreement relating to the 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

16.	Form of Certificate for 6.625% Series E Cumulative Redeemable Preferred Stock (filed herewith).

17.	Form of Registrant’s depositary receipt evidencing depositary shares each representing a 1/10th of a share of 6.625% Series E Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement herewith as Exhibit 15).